EXHIBIT 99.1

US Ecology, Inc. Announces Purchase of Ecoserv Industrial Disposal, LLC; Further Strengthens Gulf Coast Offerings and Increases Industrial Wastewater Disposal Capabilities

BOISE, Idaho, Nov. 14, 2018 (GLOBE NEWSWIRE) -- US Ecology, Inc. (NASDAQ-GS: ECOL) (“the Company”) today announced the acquisition of Ecoserv Industrial Disposal, LLC, a wholly owned subsidiary of Ecoserv, LLC, and a leading provider of non-hazardous industrial wastewater disposal solutions in the Gulf Coast. The facility employs deep-well injection technology and is strategically positioned within reach of key markets such as Houston and Beaumont, Texas and Lake Charles, Louisiana, serving refinery, petrochemical, and environmental services customers.  Total consideration for the business and related property was $87.2 million, subject to a working capital adjustment, and will be funded from cash on hand and the Company’s existing credit facility.

“This acquisition adds unique, high volume industrial liquids disposal capabilities, complements other investments we’ve made in the region, and strengthens our comprehensive environmental services offerings,” commented Jeff Feeler, US Ecology’s Chairman, President and Chief Executive Officer. “The facility, permitted for a wide variety of non-hazardous industrial waste including solids, sludges, leachate, and ammonia, offers a lower cost alternative to traditional wastewater treatment.”

The transaction closed on November 14, 2018 and will be reported as part of the Environmental Services segment.  The transaction is expected to be accretive to earnings per share. The Company expects no significant financial impact to 2018 earnings per share or Adjusted EBITDA for the six weeks of ownership in 2018 and reaffirms its previously issued 2018 earnings guidance that was disclosed in the Company’s third quarter earnings release on November 1, 2018. The Company expects the acquisition to contribute approximately $9.0 million to $10.0 million of Adjusted EBITDA in 2019.

About US Ecology, Inc.

US Ecology, Inc. is a leading North American provider of environmental services to commercial and government entities. The Company addresses the complex waste management needs of its customers, offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, as well as a wide range of complementary field and industrial services. US Ecology’s focus on safety, environmental compliance, and best–in-class customer service enables us to effectively meet the needs of our customers and to build long-lasting relationships. US Ecology has been protecting the environment since 1952 and has operations in the United States, Canada and Mexico. For more information, visit www.usecology.com.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding the expected contribution to the Company’s earnings of Ecoserv Industrial Disposal, LLC, demand for Company services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include the replacement of non-recurring event clean-up projects, a loss of a major customer, our ability to permit and contract for timely construction of new or expanded disposal cells, our ability to renew our operating permits or lease agreements with regulatory bodies, loss of key personnel, compliance with and changes to applicable laws, rules, or regulations, access to insurance, surety bonds and other financial assurances, a deterioration in our labor relations or labor disputes, our ability to perform under required contracts, failure to realize anticipated benefits and operational performance from acquired operations, adverse economic or market conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, access to cost effective transportation services, fluctuations in foreign currency markets, lawsuits, our willingness or ability to repurchase shares or pay dividends, implementation of new technologies, limitations on our available cash flow as a result of our indebtedness and our ability to effectively execute our acquisition strategy and integrate future acquisitions.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" sections of our annual and quarterly reports could harm our business, prospects, operating results, and financial condition.

Contact: Alison Ziegler, Darrow Associates (201) 220-2678
aziegler@darrowir.com     www.usecology.com